SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004





                                    FORM 8-K
                    CURRENT REPORT PURSUANT TO SECTION 13 OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report
(Date of earliest event reported) February 24, 2003
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                           GENERAL MOTORS CORPORATION
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             (Exact name of registrant as specified in its charter)




      STATE OF DELAWARE                 1-143                 38-0572515
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(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
 of incorporation)                                        Identification No.)




   300 Renaissance Center, Detroit, Michigan                 48265-3000
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  (Address of principal executive offices)                   (Zip Code)







Registrant's telephone number, including area code       (313)-556-5000
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Item 5. OTHER EVENTS

             On February 24, 2003, Hughes Electronics Corporation ("Hughes") and its wholly-owned subsidiaries, DIRECTV, Inc. ("DIRECTV") and Hughes Network Systems, Inc. ("HNS"), and America Online, Inc. ("AOL") entered into an agreement terminating their entire strategic alliance, which the companies had entered into in June 1999. In connection with the termination of the alliance, Hughes and its subsidiaries were released from the commitment to spend up to approximately $1.0 billion in additional sales, marketing, development and promotion efforts in support of certain specified joint products and services. As a result of the agreement, a $23.0 million pre-tax charge will be recorded in the consolidated financial statements included in the Hughes Annual Report on Form 10-K for the year ended December 31, 2002.

            Under the terms of the agreement, HNS will continue to provide Internet by satellite services to current bundled AOL Broadband subscribers, as the companies develop a transition plan to an unbundled service. In addition, DIRECTV, HNS and AOL agreed to explore the possibility of new business relationships in the future. The agreement also included mutual releases of claims and the termination of all agreements entered into in 1999, including all agreements between AOL and General Motors Corporation ("GM") related to AOL's purchase of GM securities. In January 2003, AOL completed its sale of the GM Class H common shares which it had acquired in connection with the strategic alliance.

            In a separate matter, Hughes had previously announced on January 15, 2003, that it had recorded a fourth quarter 2002 pre-tax charge of $111.4 million relating to the expected costs associated with the planned shutdown of DIRECTV Broadband, Inc.'s operations. As a result of the favorable resolution of various liabilities relating to the shutdown, Hughes will reduce the pre-tax charge associated with the planned shutdown by $18.6 million to $92.8 million in the consolidated financial statements included in the Hughes Annual Report on Form 10-K for the year ended December 31, 2002.

            After giving effect to the charge associated with the agreement with AOL, and the reduction of the charge related to the planned shutdown of DIRECTV Broadband's operations, Hughes' previously reported EBITDA for the year ended December 31, 2002 has been reduced from $672.4 million to $668.0 million. In addition, Hughes' previously reported operating loss for the year ended December 31, 2002 has been increased from $394.7 million to $399.1 million.




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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GENERAL MOTORS CORPORATION
                                            --------------------------
                                                    (Registrant)
Date    March 3, 2003
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                                            By
                                            /s/Peter R. Bible
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                                            (Peter R. Bible,
                                             Chief Accounting Officer)